UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2007

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2007, the Board of Directors of CNET Networks, Inc. (the “Company”) approved amendments to the Company’s Bylaws to amend the provisions of Article IX of the Company’s Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of capital stock, to comply with new rules enacted by The NASDAQ Stock Market LLC regarding eligibility for a “direct registration program” on or after January 1, 2008. Participation in a direct registration program enables investors to establish a “book-entry” position on the books of the Company in which shares are owned, recorded and transferred electronically through the Depositary Trust Company, without issuance of a physical stock certificate.

The amended Bylaws were effective as of September 12, 2007. The summary of changes to the Company’s Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of CNET Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2007

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name:	George Mazzotta
Title:	Chief Financial Officer